AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 9, 2001
                                                      Registration No. 333-
===========================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                       ------------------------------

                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                       ------------------------------

                          AXSYS TECHNOLOGIES, INC
           (Exact name of registrant as specified in its charter)

                                  DELAWARE
       (State or other jurisdiction of incorporation or organization)

                                 11-1962029
                    (I.R.S. Employer Identification No.)

                      175 Capital Boulevard, Suite 103
                       Rocky Hill, Connecticut 06067
                               (860) 257-0200
             (Address including zip code, and telephone number,
               including area code, of registrant's principal
                             executive offices)

                       ------------------------------

                               JOHN E. HANLEY
                  VICE PRESIDENT & CHIEF FINANCIAL OFFICER
                      175 CAPITAL BOULEVARD, SUITE 103
                       ROCKY HILL, CONNECTICUT 06067
                               (860) 257-0200
          (Name, address including zip code, and telephone number,
                 including area code, of agent for service)

                       ------------------------------

                                  COPY TO:
                            KENNETH R. BLACKMAN
                  FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
                             ONE NEW YORK PLAZA
                       NEW YORK, NEW YORK 10004-1980
                               (212) 859-8000

                       ------------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                      CALCULATION OF REGISTRATION FEE
===========================================================================
Title of Each Class  Amount To Be    Proposed      Proposed    Amount of
   of Securities      Registered     Maximum        Maximum    Registration
  To Be Registered                   Aggregate     Aggregate      Fee
  To Be Registered                  Price Per      Offering
                                    Share (1)      Price (1)
---------------------------------------------------------------------------
Common Stock, $.01      66,667        $17.37      $1,158,006    $289.50
par value
==========================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low sales price per share of the registrant's common stock on May 8, 2001, as reported on the Nasdaq National Market.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  Subject to completion, dated May 9, 2001

PROSPECTUS

                               66,667 Shares

                          AXSYS TECHNOLOGIES, INC.

     This prospectus relates to the sale by some of our stockholders of 66,667 shares of our common stock.

     The selling stockholders and specified other persons described in this prospectus under "Plan of Distribution" may sell shares of our common stock under this prospectus in transactions on the Nasdaq National Market, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices related to the prevailing market prices or at negotiated or fixed prices. The selling stockholders may sell some or all of their shares in transactions involving brokers, dealers, underwriters or agents who may act either as agent or principal. The brokers, dealers, underwriters or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders or the purchasers of shares for whom they act as agent or to whom they sell as principal, or both.

     The aggregate proceeds to the selling stockholders from the sale of shares of our common stock will be the selling price of the common stock sold less the aggregate commissions and discounts, if any, and other expenses of sale and distribution not borne by Axsys. We will not receive any proceeds from the sale of the selling stockholders' shares.

     Our common stock trades on the Nasdaq National Market under the symbol "AXYS." On May 8, 2001, the last reported sale price of our common stock on the Nasdaq National Market was $16.90.

     SEE "RISK FACTORS" ON PAGE 3 OF THIS PROSPECTUS FOR CERTAIN
INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

     The selling stockholders and any brokers, dealers, underwriters or agents that participate with the selling stockholders in the offer and sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any commissions, discounts or concessions they receive and any profit they realize on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     If any selling stockholder notifies us that he has entered into any material arrangement with a broker, dealer, underwriter or agent for the sale of our common stock through a block trade, underwritten offering, secondary distribution or a purchase by a broker or dealer, we will file, if required, an appropriate supplement to this prospectus.

     Our principal offices are located at 175 Capital Boulevard, Suite 103, Rocky Hill, Connecticut, and our telephone number is (860) 257-0200.

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this Prospectus is      , 2001

                             Table Of Contents

                                                                       Page
                                                                       ----
Risk Factors...........................................................  3
Forward-Looking Statements.............................................  3
Axsys Technologies, Inc................................................  4
Use of Proceeds........................................................  5
Selling Stockholders...................................................  5
Plan Of Distribution...................................................  5
Description of Common Stock............................................  7
Where You Can Find More Information....................................  11
Experts................................................................  11
Legal Matters..........................................................  11


     You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide you with information that is different. If anyone else has provided you with additional or different information, you should not rely on it. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

     As used in this prospectus, the terms "Axsys," "we," "us," and "our" refer to Axsys Technologies, Inc. and, unless the context otherwise requires, our subsidiaries.

                                RISK FACTORS

          Investing in shares of our common stock involves a high degree of risk. In evaluating an investment in shares of our common stock, prospective purchasers should carefully consider the risk factors described in our Form 10-K for the year ended December 31, 2000 (the "2000 Form 10-K") under the heading "Item 7--Management's Discussion and Analysis of Financial Condition and Results of Operations--Risk Factors." These risks include the following which are discussed in greater detail in our 2000 Form 10-K:

          o Our operating results may vary substantially due to factors that are difficult to forecast.

          o The rapid pace of technological change will require continuous new product development.

          o Our business is concentrated in two major industries - defense and electronics capital equipment - that are subject to economic cycles.

          o    Our markets are extremely competitive.

          o Sales of our products are dependent on capital spending patterns by our customers, which are cyclical.

          o We are developing advanced automation systems for the photonics industry and our products may not achieve broad market acceptance.

          o Our levels of international sales and purchases could pose risks to our operating results.

          o We may not be able to successfully manage expanded operations and acquisitions.

          o Many key product components come from single source suppliers.

          o Our future success depends on our ability to retain key personnel.

          o    We must protect our intellectual property rights.

          o We must comply with strict environmental regulation where both compliance and non-compliance could result in material liabilities or costs.

          o We must continue to invest significant resources to maintain and upgrade our manufacturing capabilities.

          o One stockholder controls a significant block of Axsys stock and this concentration could affect important operating decisions.

          o Our stock price has been volatile and may continue to fluctuate substantially.

          o Certain anti-takeover provisions in our certificate of incorporation and by-laws could harm our stockholders.

                         FORWARD-LOOKING STATEMENTS

     This prospectus, including the documents incorporated by reference in this prospectus, contains forward-looking statements. You can identify these forward-looking statements by the use of the words "expect,"

"anticipate," "plan," "may," "will," "estimate" or other similar expressions. You should understand that many factors could cause actual results to differ from those expressed or implied in the forward-looking statements. These factors include those referred to above under the heading "Item 7--Management's Discussion and Analysis of Financial Condition and Results of Operations-Risk Factors" in our 2000 Form 10-K as well as inaccurate assumptions. We caution you that this list of factors may not be exhaustive.

     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. You should not unduly rely on these forward-looking statements.

                          AXSYS TECHNOLOGIES, INC.

     Axsys is a designer and manufacturer of high-performance custom nano-positioning components and subsystems. We also design and manufacture precision optical components for internal consumption as well as for sales to third parties. In addition, we distribute precision ball bearings for use in a variety of industrial and commercial original equipment manufacturer applications. We sell these products to a variety of original equipment manufacturers, serving the following markets: aerospace and defense; semiconductor, data storage and related capital equipment; high-performance graphic art capital equipment; and industrial automation original equipment manufacturers, as well as to maintenance repair operations. We also design and manufacture test equipment that is used in the data storage industry. Recently, we began designing and manufacturing subsystems and automated production and test systems that are sold to end-users that manufacture fiber optics/photonic, semiconductor, and other high technology components.

     Axsys is organized into three groups: the Precision Components Group, the Automation Group and the Distributed Products Group.

     The Precision Components Group designs, manufactures and sells high-end components such as precision position sensors, high-performance motors, precision metal optics, and laser-based airbearing scanners and marking engines and electro-mechanical subassemblies. Our products enable original equipment manufacturers to improve measurement precision, imaging, positional performance (accuracy, resolution, speed and power), and weight requirements in their systems. Principal markets for this group's products include original equipment manufacturers serving the aerospace, defense, high-end graphic arts, semiconductor, date storage, fiber optics/photonics, and other related electronics capital equipment markets.

     The Automation Group designs, manufactures and sells automated production and test systems and nano-positioning subsystems to high technology customers who produce semiconductor, data storage, fiber optics/photonics component products and other high technology products. These production and test systems integrate many of the precision optical and positioning components and subsystems produced by this group with vision systems, robotics and electronic controls produced by third party companies. We integrate these products into automation systems using our proprietary FlexAuto (TM) software. These systems are designed to enable our customers to more accurately and repeatedly produce their component products, thereby increasing the yield throughput of their production and test processes.

     The Distributed Products Group distributes precision ball bearings, acquired from various domestic and international sources, to original equipment manufacturers and maintenance and repair organization distributors. The ball bearings are used in a variety of industrial automation and commercial markets. Additionally, this group designs and manufactures mechanical-bearing subassemblies for a variety of customers.

                              USE OF PROCEEDS

          We will not receive any of the proceeds from the sale of the shares of common stock offered by this prospectus.

                            SELLING STOCKHOLDERS

     The table below sets forth information as to the number of shares of our common stock beneficially owned by the selling stockholders as of April 30, 2001 and the number of shares being offered. It also sets forth information as to the number of shares that will be beneficially owned after the offering, assuming that each selling stockholder sells all of the shares he proposes to sell. The selling stockholders acquired their shares of our common stock as consideration for the sale of their interests in Automation Engineering, Inc. which we acquired in October 2000. Andre B. By and G. Justin Roe, two of the selling stockholders continue to be employed by us as vice-presidents of Automation Engineering, Inc. Except as indicated in the preceding two sentences, the selling stockholders have had no material relationship with Axsys or any of its affiliates within the past three years.

     The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of the security, or "investment power," which includes the power to dispose of or to direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which the person has no economic interest.

                                         Number
                           Shares          of
                        beneficially     shares         Shares
                        owned before      being    beneficially owned
        Name            the offering     offered   after the offering
-------------------  ------------------  -------  -------------------
                     Number  Percent(1)           Number  Percent(1)
                     ------- ----------           ------- ----------
Andre B. By          286,903    6.12     35,357   251,546    5.37
G. Justin Roe        195,849    4.18     19,585   176,264    3.76
Carl M. Berke        117,249    2.50     11,725   105,524    2.25
------------------------------
(1) Percentages are based on 4,684,841 shares of common stock outstanding on March 7, 2001.

                            PLAN OF DISTRIBUTION

     The selling stockholders, their donees or transferees, or their other successors in interest may sell or distribute the shares being offered by this prospectus from time to time. The selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Each selling stockholder reserves the right to accept or reject, in whole or in part, any proposed purchase of shares, whether the purchase is to be made directly or through agents.

     The selling stockholders may offer their shares at various times in one or more of the following transactions:

     o in ordinary brokers' transactions and transactions in which the broker solicits purchasers;

     o in transactions involving cross or block trades or otherwise on the Nasdaq National Market or any national securities exchange on which our common stock is listed;

     o in transactions "at the market" to or through market makers in our common stock or into an existing market for our common stock;

     o in other ways not involving market makers or established trading markets, including direct sales of the shares to purchasers or sales of the shares effected through agents;

     o through transactions in options, swaps or other derivatives which may or may not be listed on an exchange;

     o    in privately negotiated transactions; or

     o    in a combination of any of the transactions listed above.

     The selling stockholders also may sell their shares in accordance with Rule 144 under the Securities Act.

     From time to time, one or more of the selling stockholders may pledge or grant a security interest in some or all of the shares owned by them. If the selling stockholders default in performance of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time by this prospectus. The selling stockholders also may transfer and donate shares in other circumstances. The number of shares beneficially owned by the selling stockholders will decrease as and when the selling stockholders transfer or donate their shares or default in performing obligations secured by their shares. The plan of distribution for the shares being offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, donees, pledgees, other secured parties or other successors in interest will be selling stockholders for purposes of this prospectus.

     A selling stockholder may enter into hedging transactions with broker-dealers. A selling stockholder also may enter into option or other transactions with broker-dealers that involve the delivery of shares to the broker-dealers, who may then resell or otherwise transfer the shares. In addition, a selling stockholder may loan or pledge shares to a broker-dealer, which may sell the loaned shares or, upon a default by the selling stockholder of the secured obligation, may sell or otherwise transfer the pledged shares.

     The selling stockholders may use brokers, dealers, underwriters or agents to sell their shares. The persons acting as agents may receive compensation in the form of commissions, discounts or concessions. This compensation may be paid by the selling stockholders or the purchasers of the shares for whom these persons may act as agent, or to whom they may sell as principal, or both. The compensation as to a particular person may be less than or in excess of customary commissions. The selling stockholders and any brokers, dealers, underwriters or agents that participate with the selling stockholders in the offer and sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. Any commissions, discounts, or concessions they receive and any profit they realize on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor any of the selling stockholders can presently estimate the amount of this compensation.

     If a selling stockholder sells shares in an underwritten offering, the underwriters may acquire the shares for their own account and resell the shares from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In this event, we will set forth in a supplement to this prospectus the names of the underwriters and the terms of the transactions, including any underwriting discounts, concessions or commissions and other items that constitute compensation of the underwriters and broker-dealers. The underwriters from time to time may change any public offering price and any discounts, concessions or commissions allowed or reallowed or paid to broker-dealers. Unless otherwise set forth in a supplement, the obligations of the underwriters to purchase the shares will be subject to specified conditions, and the underwriters will be obligated to purchase all of the shares specified in the supplement if they purchase any of the shares.

     We have informed the selling stockholders that during the time when they may be engaged in a distribution of the shares, they are required to comply with Regulation M under the Securities Exchange Act of 1934. With exceptions, Regulation M prohibits any selling stockholder, any affiliated purchasers and other persons who participate in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete.

     Pursuant to a registration rights agreement entered into in connection with our acquisition of Automation Engineering, Inc., we agreed to register under the Securities Act, under specified circumstances, up to 10% and, under other circumstances, up to all of the shares of our common stock received by the selling stockholders in that transaction. We also agreed to pay substantially all of the expenses, other than broker's commissions and discounts, to be incurred in connection with those registrations, including up to $10,000 for counsel fees of the selling stockholders. The expenses of this offering that we will pay are estimated at approximately $31,300. We will not receive any of the proceeds from the sale by the selling stockholders of the shares offered by this document. We have agreed to indemnify the selling stockholders against specified civil liabilities, including liabilities under the Securities Act of 1933.


                        DESCRIPTION OF COMMON STOCK

General

     The following summary of the terms of our common stock is not meant to be a complete description of our common stock. It is qualified in its entirety by reference to the Delaware General Corporation Law and to the terms and provisions of our Restated Certificate of Incorporation and our Bylaws, copies of which we have filed as exhibits to the registration statement of which this prospectus forms a part.

     Axsys is authorized by the Certificate of Incorporation to issue 30,000,000 shares of common stock and 4,000,000 shares of preferred stock. Our Certificate of Incorporation allows our board to provide by resolution for the issuance of preferred stock in any series, and to fix the rights, preferences, privileges and restrictions of the preferred stock, including, among other things, the dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and number of shares constituting any series or designation of any series. On March 7, 2001, there were 4,684,841 shares of common stock issued and outstanding, and there were no shares of preferred stock designated or issued.

     Holders of shares of common stock are entitled to one vote for each share held of record on matters to be voted on by the stockholders. Holders of shares of common stock are entitled to receive dividends as determined by our board of directors. If we were to liquidate, dissolve or wind up our affairs, holders of our common stock would share proportionately in our assets that remain after payment of all debts and obligations and after any liquidation payments to preferred stockholders, if any. Holders of common stock have no preemptive, subscription, redemption or conversion rights.

Authorized But Unissued Shares

     The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval, except to the extent required by Delaware law or the rules of the Nasdaq Stock Market. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Delaware Anti-Takeover Law

     We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an

"interested stockholder" for a period of three years after the time that the person became an interested stockholder, unless:

     o before the person became an "interested stockholder," the board of directors of the corporation approved the transaction in which the "interested stockholder" became an "interested stockholder" or approved the business combination;

     o upon consummation of the transaction that resulted in the stockholder becoming an "interested stockholder," the "interested stockholder" owned at least 85% of the voting stock of the corporation that was outstanding at the time the transaction commenced. For purposes of determining the number of shares outstanding, shares owned by directors who are also officers of the corporation and shares owned by employee stock plans, in specified instances, are excluded; or

     o at or after the time the person became an "interested stockholder," the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the "interested stockholder."

     A "business combination" is defined generally to include mergers or consolidations between a Delaware corporation and an "interested stockholder," transactions with an "interested stockholder" involving the assets or stock of the corporation or any majority-owned subsidiary, transactions which increase an "interested stockholder's" percentage ownership of stock of the corporation or any majority-owned subsidiary, and receipt of various financial benefits from the corporation or any majority-owned subsidiary. In general, an "interested stockholder" is defined as any person or entity that is the beneficial owner of at least 15% of a corporation's outstanding voting stock or is an affiliate or associate of the corporation and was the beneficial owner of 15% or more of the outstanding voting stock of the corporation at any time within the past three years.

     These provisions may have the effect of delaying or preventing a change of control of Axsys without action by the stockholders and, therefore, could adversely affect the price of our common stock.

Unanimous Written Consent; Special Meetings

     Our Certificate of Incorporation provides that any action required or permitted to be taken by the holders of our common stock at any meeting of our stockholders may be taken without a meeting only by unanimous written consent signed by the holders of all the outstanding shares of our common stock. Our By-Laws further provide that special meetings of stockholders may be called only by the chairman of the board or by the written consent of three-quarters of the entire board of directors.

Number, Election and Removal of Directors

     Under our By-Laws, there may be no less than two and no more than 12 directors, although preferred stockholders may elect additional directors under specified circumstances. Our By-Laws also provide that no decrease in the number of directors may shorten the term of any incumbent director.

     A vacancy in the board that is caused by death, resignation, removal, or otherwise, and any newly created directorship that results from an increase in the number of directors, may be filled only by the affirmative vote of at least a majority of the directors then in office, even if the directors are less than a quorum, or by the sole remaining director.

     Under our By-Laws, any one or more directors may be removed from office only for cause and only by:

     o the affirmative vote of three-quarters of the entire board of directors or

     o the affirmative vote of two-thirds of the votes that are represented by the issued and outstanding shares entitled to vote at a meeting called for this purpose.

     The provisions of our By-Laws governing removal may have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of Axsys. In addition, these provisions may have the effect of discouraging an attempt to change the composition or policies of the board of directors, even though the attempt might be beneficial to us or our stockholders. These provisions of our By-Laws could thus increase the likelihood that incumbent directors will retain their positions.

Amendment of our By-Laws

     In order to adopt, repeal, alter or amend the provisions set forth in the By-Laws, the By-Laws require:

     o    the unanimous written consent of all directors;

     o the affirmative vote of a majority of the entire board of directors acting at a regular or special meeting. The notice of the meeting must include notice of the proposed action to amend the By-Laws; or

     o by the affirmative vote of a majority of votes represented by the issued and outstanding shares of Axsys entitled to vote at a meeting called for this purpose.

Advance Notice Provisions for Stockholder Nominations and Proposals

     Our By-Laws provide that stockholders seeking to make nominations of candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice in writing. To be timely, we must receive notice no less than 60 days nor more than 90 days before the scheduled annual meeting. If we give less than 70 days' notice or prior public disclosure of the date of our scheduled annual meeting, then we must receive notice no later than the close of business on the 10th day after the day that we mailed the notice or the day that we made the public disclosure of the scheduled annual meeting, whichever is earlier. Our By-Laws also specify certain requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Limitation on Liability and Indemnification Matters

     Our Certificate of Incorporation limits the liability of our directors to us and our stockholders to the fullest extent permitted by Delaware law. Specifically, our directors will not be personally liable for money damages for breach of fiduciary duty as a director, except for liability:

     o for any breach of the director's duty of loyalty to us and our stockholders;

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     o under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases, or redemptions; and

     o for any transaction from which the director derived an improper personal benefit.

     Our Certificate of Incorporation also contains provisions indemnifying our directors and officers to the fullest extent permitted by Delaware law. The indemnification permitted under Delaware law is not exclusive of any other rights to which the persons may be entitled.

     We maintain directors' and officers' liability insurance to provide our directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.

     We also have entered into indemnification agreements with some of our directors and officers. These agreements contain provisions that may require us, among other things, to indemnify these directors and officers against certain liabilities that may arise because of their status or service as directors or officers, advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and obtain directors' and officers' liability insurance.

Registrar and Transfer Agent

     Mellon Investor Services is the transfer agent and registrar for our common stock.

                    WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934. As a result, we file reports and other information with the SEC. You may read and copy the reports, proxy statements and other information we file with the SEC at the SEC's public reference facilities at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. You may also obtain information about us from the following regional offices of the SEC: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of these materials can be obtained at prescribed rates. Our filings with the SEC are also available on the SEC's home page on the Internet at http://www.sec.gov.

     This prospectus is part of the registration statement we filed with the SEC. The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The updated and superseded information does not, except as so modified or superseded, constitute part of this prospectus. We incorporate by reference in this prospectus the documents listed below:

     o    2000 Form 10-K.

     o    Our Form 8-K dated May 2, 2001.

     o The description of our common stock contained in Item 1 of our Registration Statement on Form 8-A filed with the SEC on August 8, 1991. This description is superseded by the description in this prospectus under the caption "Description of Common Stock."

     We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders sell all the securities offered under this prospectus or this offering terminates.

     You may request a copy of these filings, at no cost, by writing or telephoning John E. Hanley, Vice President, Chief Financial Officer, Treasurer & Secretary, Axsys Technologies, Inc., 175 Capital Boulevard, Suite 103, Rocky Hill, Connecticut, 06067, Telephone: (860) 257-0200.

                                  EXPERTS

     The financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                               LEGAL MATTERS

     The validity of the common stock offered by this prospectus will be passed upon for Axsys by Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), New York, New York.

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Axsys is paying all of the selling stockholders' expenses related to this offering, except the selling stockholders will pay any applicable broker's commissions and discounts. The following table sets forth the approximate amount of fees and expenses payable by Axsys in connection with this registration statement. All of the amounts shown are estimates except the SEC registration fee.

     Securities and Exchange Commission Registration Fee.........  $   289.50
     Legal Fees and Expenses.....................................   25,000.00
     Accounting Fees and Expenses................................    2,000.00
     Miscellaneous, including legal fees and expenses of
     the selling stockholders....................................    4,000.00
                                                                   ----------
          Total..................................................  $31,289.50
                                                                   ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Axsys Technologies, Inc., as a Delaware corporation, is empowered by
Section 145 of the Delaware General Corporation Law ("DGCL"), subject to the procedures and limitations stated in the DGCL, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of Axsys. Indemnification provisions under the DGCL do not exclude other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

     Section 7 of Axsys' Restated Certificate of Incorporation provides that a director will not be personally liable to Axsys or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Axsys or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is subsequently amended to permit further elimination or limitation of the personal liability of directors, the liability of a director of Axsys will be eliminated or limited to the fullest extent permitted by the DGCL as amended.

     The Certificate of Incorporation provides that each person who is involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of Axsys) by reason of the fact that he or she is or was a director, officer, incorporator, employee or agent of Axsys or is or was serving at Axsys ' request as a director, officer, incorporator, employee, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, will be indemnified by Axsys to the full extent permitted by the DGCL, against expenses (including attorneys' fees), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding. Such right of indemnification continues after a person who has ceased to be a director, officer, incorporator, employee, or agent and inures to the benefit of the heirs and personal representatives of such a person. The indemnification rights conferred by the Certificate of Incorporation are not exclusive of any other right to which a person seeking indemnification may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise. Axsys is authorized to purchase and maintain (and Axsys expects to maintain) insurance on behalf of its directors or officers.

     In addition, Axsys has entered into indemnification agreements (the "Indemnification Agreements") with some of its directors and officers. The Indemnification Agreements (i) confirm to officers and directors the indemnification provided to them in the Certificate of Incorporation, (ii) provide officers and directors with procedural protections in the event that they are sued in their capacity as director or officer and (iii) provide additional indemnification rights.

     Under a Registration Rights Agreement by and among Axsys Technologies, Inc. and Andre Bernard By, Gilbert Justin Roe and Carl M. Berke (the "Stockholders"), dated October 18, 2000, each Stockholder agreed to indemnify Axsys, its directors and officers and certain other persons, against liabilities, including certain liabilities under the Securities Act of 1933, for claims arising out of information furnished by the Stockholder to Axsys for use in a registration statement covered by that Agreement.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to these provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Axsys maintains a directors' and officers' insurance policy. Such policy provides for coverage of up to $10 million per occurrence, with a maximum of $10 million per year.

ITEM 16. EXHIBITS

     Set forth below is a list of the exhibits included as part of this registration statement.

  Exhibit
   Number      Description

     3.1 Restated Certificate of Incorporation, dated October 14, 1997 (incorporated by reference to Exhibit 3(4) to the Company's Amendment No. 2 to its Registration Statement on Form S-1, dated October 17, 1997)

     3.2 By-Laws (incorporated by reference to Exhibit 2 to the Company's Form 8-A dated August 8, 1991)

     5.1       Opinion of Fried, Frank, Harris, Shriver & Jacobson

     23.1      Consent of Arthur Andersen LLP

     23.2 Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 5.1)

     24.1 Power of Attorney (included on signature pages of this Registration Statement)

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     See Item 15 for the indemnification undertaking.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Axsys Technologies, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rocky Hill, State of Connecticut, on the 8th day of May, 2001.

                                        AXSYS TECHNOLOGIES, INC

                                        /s/ John E. Hanley

                                        By:
                                           ---------------------------------
                                                     John E. Hanley
                                                 Vice President, Chief
                                                   Financial Officer

                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Stephen W. Bershad, Mark. J. Bonney and John E. Hanley, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement (including all pre-effective and post-effective amendments thereto and all registration statements filed pursuant to Rule 462(b) which incorporate this registration statement by reference), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following in the capacities and on the dates indicated.


      Signature                     Title                 Date

/s/ Stephen W. Bershad    Chairman of the Board of     May 8, 2001
----------------------     Directors and Chief
  Stephen W. Bershad        Executive Officer


  /s/ Mark J. Bonney      President, Chief Operating   May 8, 2001
----------------------        Operating Officer
    Mark J. Bonney               & Director


 /s/ John E. Hanley         Vice President, Chief      May 8, 2001
----------------------    Financial and Accounting
    John E. Hanley          Officer, Treasurer &
                                 Secretary


/s/ Anthony Fiorelli, Jr.         Director             May 8, 2001
----------------------
 Anthony Fiorelli, Jr.

      Signature                     Title                 Date

/s/ Eliot M. Fried                Director             May 8, 2001
----------------------
   Eliot M. Fried


/s/ Robert G. McConnell           Director             May 8, 2001
-----------------------
 Robert G. McConnell


/s/ Richard F. Hamm, Jr.          Director             May 8, 2001
-----------------------
 Richard F. Hamm, Jr.

                               EXHIBIT INDEX

  Exhibit
   Number      Description

     3.1 Restated Certificate of Incorporation, dated October 14, 1997 (incorporated by reference to Exhibit 3(4) to the Company's Amendment No. 2 to its Registration Statement on Form S-1, dated October 17, 1997)

     3.2 By-Laws (incorporated by reference to Exhibit 2 to the Company's Form 8-A dated August 8, 1991)

     5.1       Opinion of Fried, Frank, Harris, Shriver & Jacobson

     23.1      Consent of Arthur Andersen LLP

     23.2 Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 5.1)

     24.1 Power of Attorney (included on signature pages of this Registration Statement)

                                                                EXHIBIT 5.1



                                                           212-859-8000
May 8, 2001                                            (FAX:  212-859-4000)

Axsys Technologies, Inc.
175 Capital Boulevard, Suite 103
Rocky Hill, Connecticut 06067

          RE:  Registration Statement on Form S-3

Ladies and Gentlemen:

          We are representing Axsys Technologies, Inc. (the "Company") in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") with respect to an aggregate of 66,667 shares (the "Shares") of common stock, par value $.01 per share, of the Company, issued pursuant to a Merger Agreement, dated as of October 3, 2000, by and among Automation Engineering, Inc., Andre B. By, G. Justin Roe, Carl M. Berke, the Company and AEI Acquisition Corp. (the "Merger Agreement").

          All assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

          In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company, as we have deemed necessary or appropriate for the purposes of this opinion. In all examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assumed the accuracy of, representations and warranties contained in the Merger Agreement and certificates and oral or written statements and other information of or from representatives of the Company and others.

          Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non assessable.

          The opinion expressed herein is limited to the General
Corporation Law of the State of Delaware, as currently in effect, the provisions of the Delaware Constitution applicable to corporations and the reported judicial decisions interpreting those laws.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.


                                    FRIED, FRANK, HARRIS, SHRIVER & JACOBSON

                                    By: /s/ Kenneth R. Blackman
                                    ----------------------------------------
                                    Kenneth R. Blackman

                                                               EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

AS INDEPENDENT PUBLIC ACCOUNTANTS, WE HEREBY CONSENT TO THE INCORPORATION BY REFERENCE IN THIS REGISTRATION STATEMENT OF OUR REPORT DATED FEBRUARY 16, 2001 INCLUDED IN AXSYS TECHNOLOGIES, INC. FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000.


ARTHUR ANDERSEN LLP


New York, New York
May 8, 2001